02-Nov-2020
LCI Industries (LCII)
Q3 2020 Earnings Call

CORPORATE PARTICIPANTS

Victoria Sivrais
Partner, Clermont Partners, LLC
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

...

OTHER PARTICIPANTS

Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Kathryn Ingram Thompson
Founding Partner & Chief Executive Officer, Thompson Research Group LLC
Daniel Moore
Analyst, CJS Securities, Inc.
Frederick Wightman
Analyst, Wolfe Research, LLC
Mark Jordan
Vice President, Jefferies LLC

Alice Linn Wycklendt
Analyst, Robert W. Baird & Co., Inc.
Shawn Collins
Analyst, Citigroup Investment Research
Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Brandon Rollé
Analyst, Northcoast Research Partners LLC

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, thank you for standing by, and welcome to the Q3 2020 LCI Industries Earnings Conference Call. At this time, all participants are in a listen-only mode. After the speakers' presentation, there will be a question-and-answer session. [Operator Instructions] Please be advised that today's conference is being recorded. [Operator Instructions]

I'd now like to hand the conference over to Ms. Victoria Sivrais with Clermont Partners.
...
Victoria Sivrais
Partner, Clermont Partners, LLC
Good morning, everyone, and welcome to LCI Industries' third quarter 2020 conference call. I am joined on the call today by members of LCI's management team, including Jason Lippert, President, CEO and Director; and Brian Hall, Executive Vice President and CFO. Management will be discussing their results in just a moment.

But, first, I would like to inform you that certain statements made in today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are discussed in the company's earnings release and in its Form 10-Q and its other filings with the SEC. The company disclaims any obligations or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Good morning, everyone, and welcome to LCI's third quarter 2020 earnings call. We delivered exceptional results in the third quarter as we've further captured record RV industry retail demand, driven by strong trends in the outdoor recreation space, as new customers and families enter the lifestyle and discover the benefits of RVing.

Leveraging our strong manufacturing capabilities, which have been bolstered by ongoing operational improvement initiatives, we were able to meet this elevated level of demand to deliver revenues of $828 million in the quarter, up 41% year-over-year.

Thanks to the outstanding execution of our team, coupled with our reputation for high-quality, innovative products, we also significantly expanded market share and grew content per vehicle, outperforming other suppliers in the space and further solidifying LCI's position as an industry leader.

RV OEM sales increased 32% year-over-year to $461 million for the third quarter, primarily driven by the significant sales increase and retail demand and continuing historical momentum we saw in the second quarter. Based on preliminary results, October trends have remained very strong with sales on track to grow by 25% over the prior year period. What is even more exciting is RVIA's most recent report on 2021 demand shows 508,000 to 520,000 unit range for wholesale, which would be a record year for the RV industry.

We also delivered further content growth in both towable units and motorhomes, underscoring the strength of the LCI brand despite the ongoing wholesale mix shift towards smaller entry-level units driven by the wave of new RV buyers. Content per towable RV adjusted to remove Furrion sales from prior periods increased 5% year-over-year to $3,428, while content per motorhome RV increased 3% year-over-year to $2,400 year-over-year. We expect that our market share gains will continue to drive our content even higher in the coming quarters.

Our teams worked diligently over the quarter to meet the growing RV demand, upholding our standard of operational excellence to maintain efficiencies while keeping production rates near all-time highs. Because of the long tenure of our leaders, who are leading the over 12,000 team members at LCI, coupled with our unique and effective focus on culture and leadership, we were able to capitalize on this massive increase in demand while picking up pieces dropped by our supplier peers.

Our leadership is poised and prepared to continue to take on a heightened level of demand for the foreseeable future as key indicators in our industry point to a multi-year record demand. Further, we expect secular trends surrounding outdoor recreation to continue well beyond the near-term. With a record number of RVs currently on the road in the US and 70% of new buyers historically remaining in the lifestyle and upgrading units in subsequent years, we are very encouraged for the long-term prospects of these trends, serving as tailwinds across our outdoors-related businesses.

There is little doubt that even after the pandemic-related anxiety settles down, many Americans will want to continue to seek safer vacation options that offer better overall experiences through more control over their environment, distancing and location while likely travelling through less through airports and hotels.

Our diversification strategy remains a priority for LCI, as our adjacent, aftermarket and international markets grew during this quarter to make up approximately 50% of our trailing 12-month sales. Through both acquisitions and organic growth, LCI is well-positioned to outperform the broader RV industry as we remain focused on further advancing our diversification strategy and developing leading positions in markets outside of RV OEM to drive incremental growth.

For the third consecutive quarter, revenues in our aftermarket segment more than doubled year-over-year. Total revenue in aftermarket sales grew to $186 million, up 149% year-over-year, primarily driven by our acquisition in late 2019 of the CURT Group. Aftermarket has also seen significant tailwinds from the rise in RV demand, particularly within the used RV market where we supply many of the items typically replaced first when an RV used is purchased, including furniture and mattresses.

The volume of motorhomes and trailers built in the last five years exceeds that of any similar period in the history of LCI. And we are well positioned to capture new business as these RV customers seek to repair and replace products over the long-term. In addition, sales on CURT products have skyrocketed as well and demand has exploded with CURT hitch products for use with RVs, boats and bike carriers leading the way.

Building our aftermarket segment remains a priority for our strategic vision and is a core part of our long-term success of our diversification strategy. The integration of CURT continues to progress smoothly and their strong leadership team has helped the business exceed our pre-COVID forecast while realizing even stronger cost synergies than originally planned.

Throughout the integration process, we have also focused on expanding market share through further development of the CURT brand in the RV space. In addition, we have leveraged CURT and LCI sales teams in building new customer and dealer relationships.

We've also invested significantly in our Lippert Care Center for our RV aftermarket customers to ensure they have access to technical support if needed for a wide range of outdoor products. We have invested heavily in our facilities and our over 300 customer experience and care center team members with a goal of providing the best RV experience in the industry.

We are confident this continued unique customer focus can serve as yet another competitive differentiator to drive growth for the aftermarket segment and in turn strengthen the overall long-term sustainability of our business.

Revenue in our adjacent markets for the third quarter increased 11% to $181 million, driven by our strong performance in marine and other related markets, which continue to benefit from similar secular tailwinds driving RVs. Marine remains a primary focus in our diversification strategy as we align to our proven operations model to scale production and meet the increased retail demand driving our businesses in the space, including our new SureShade brand of electric biminis and boat awnings.

Outside of marine are driving content growth significantly in the area of cargo and utility trailers in North America, which is an overall annual market of over 600,000 units. We will continue to find and penetrate new markets with existing products, customers, manufacturing and technologies used in our core businesses.

Our international business has maintained its momentum with sales rising 69% year-over-year to $59 million. We are starting to see the European markets where we operate, including Germany and Italy, return to more normalized output, in line with growth rates in US markets from a few months ago. Germany, which is the largest market for RVs in Europe, experienced a 55% increase in retail demand in August and an explosive 155% increase in September.

In addition to growth returning in Europe, the products we design and manufacture there continue to become more and more popular with US RV manufacturers. We are putting more and more European product content in US manufactured RVs every year, thanks to the popularity and high end feel of the European products.

One of the latest of the European adapted products in the US is our new pop-top for Class B vans, the fastest growing category of RVs by percentage. We are confident that our outstanding international leadership teams will continue to drive growth as we leverage the opportunities created by our Polyplastic, Lewmar Marine, Lavet, Femto and Ciesse acquisitions made last year.

Innovation and product development, two cornerstones of our culture and our business play a critical role in our ability to grow market share and drive content growth over the long run. LCI's innovation teams are dedicated to continuing to figure out how to add improved features into existing products. Whether it is enhancing the product or easier consumer use, manufacturer install or adding technology to the component, LCI is focused on improving all our components on a regular basis.

One of our increasingly popular products, OneControl, has continued to rise in popularity since its launch because newer and younger consumers are seeking technologically sophisticated products in the market. Additionally, OEMs are increasingly adopting electric versus manual products, which should drive additional market share growth and content in our OEM and aftermarket segments. Beyond this, our R&D teams continue to work on further innovations within windows, shade systems, chassis and awnings, as well as within a wide range of products manufactured by the CURT Group.

While we always remain receptive to potential M&A opportunities, we remain focused on integrating the eight acquisitions made in 2019 and further paying down debt. At the same time, we are investing in innovation and optimizing our manufacturing footprint to ensure we maintain the appropriate capacity to meet heightened demand for recreational products. The M&A pipeline is full of opportunities and has become more active in the recent months.

As we approach the end of an unprecedented year for global markets, we expect that consumers will continue to flock toward the outdoors and enjoy activities that allow them to more safely enjoy time with their families and friends. Because LCI leadership team has exceptional tenure together and have worked together more than the leadership teams of most of the companies in the industry, LCI is very well-positioned to meet this demand and further expand our market share.

I want to thank all our LCI team members for their commitment to consistently delivering quality products to our customers throughout this year. Our 12,000 team members in over 90 locations have worked around the clock to keep up with unprecedented increases in demand. And we are so thankful for their successful efforts and hard work over the past several months.

Our exceptional third quarter performance is a testament to the unparalleled leadership exhibited by the men and women across our organization, as well as the strength of our operational expertise and innovative capabilities. Together, we will continue to strive to outperform and drive additional shareholder value well into the future.

I will now turn to Brian Hall, our CFO, to discuss in more detail our third quarter financial results.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Thank you, Jason, and good morning, everyone. Our consolidated net sales for the third quarter increased 41% to
$828 million compared to the prior year. The increase in year-over-year net sales was driven by strong RV OEM and aftermarket retail demand, in addition to the impact of incremental revenues from recently completed acquisitions.

Q3 2020 sales to RV OEMs increased 32% compared to the prior year due to continued record RV OEM retail demand. When normalizing for the termination of our relationship with Furrion, RV OEM sales increased organically by 40%. Content per towable RV unit increased 5% to $3,428 and content per motorized unit increased 3% to $2,399 compared to the prior year, excluding the impact of Furrion in 2019.

The content increase in towables was primarily driven by organic growth, including new product introductions, partially offset by the increased demand for entry-level products, which traditionally have less content per unit. We estimate the shift to entry-level products is negatively impacting our content per unit growth by approximately 3 percentage points.

Q3 2020 sales to adjacent markets increased 11% to $181 million compared to the prior year, primarily driven by strong growth in our marine business coupled with the impact of acquisitions in the market. Sales to North American adjacent industries, which represents 84% of our adjacent industry sales, increased 6%, while sales to international adjacent industries increased 49%, again, primarily driven through our recent acquisitions in the space.

Aftermarket segment sales increased 149% to $186 million in the third quarter compared to the prior year, while international sales increased 69% to $59 million. The increases in the aftermarket and international sales were primarily driven by the impact of recent acquisitions, which contributed $99 million toward total sales across the business during the quarter as we continue to prioritize our diversification strategy. When normalizing for acquisitions and the termination of our relationship with Furrion, aftermarket and international sales increased organically 63% and 20%, respectively.

Operating margins were 11.4% for the third quarter, increasing roughly 300 basis points from the third quarter of 2019, largely due to strong top and bottom line performance in the aftermarket segment as well as the impact of operational efficiencies realized during the quarter, driven by increased automation and lean manufacturing initiatives, coupled with fixed cost absorption on record level sales volumes. These gains were partially offset by increases in labor and freight costs.

Selling, general and administrative expenses were $127 million during the quarter, slightly higher than previous guidance, primarily due to increased performance-based compensation, increases in transportation costs and the expiration of certain government assistance in Europe. Adjusted EBITDA increased almost 76% to $119.4 million for the third quarter. This increase was driven by the heightened retail RV OEM and the aftermarket demand and incremental revenue from recent acquisitions.

Non-cash depreciation and amortization was $24.6 million for the third quarter, while non-cash stock-based compensation expense was $6.2 million. GAAP net income in Q3 2020 was $68.3 million or $2.70 per diluted share compared to $35.8 million or $1.42 per share in Q3 2019, primarily due to the strong growth in net sales.

For the nine months ended September 30, 2020, cash generated from operating activities was $212 million, $95 million was used for business acquisitions, $29 million for capital expenditures and $52 million was returned to shareholders in the form of dividends, which included a $0.10 per share increase in the third quarter following the swift rebound in our core businesses and signaling our confidence in the next 12 months.

We are operating with a strong balance sheet as we continue to pay down debt and generate strong cash flow, maintaining available borrowing capacity of $461 million under our current credit facility. At the end of the third quarter, cash and cash equivalents totaled $68 million, up from $35 million at the end of 2019. Our liquidity position has been enhanced by the strategic cost management actions we put into place to mitigate the impact of COVID-19 as well as the increase in retail demand.

For the full year 2020, we are targeting capital expenditures between $50million to $60 million. At the end of the third quarter, we had an outstanding net debt position of $568 million and remain in compliance with our debt covenants. As a reminder, we have no significant debt maturities until 2022.

Currently, our leverage position relative to pro forma EBITDA, which includes the EBITDA of acquisitions, stands at just under 1.7 times. And we will continue to prioritize paying down debt as we work towards meeting our target long-term leverage of 1 to 1.5 times net debt to EBITDA.

Our financial and liquidity positions remain quite strong, providing ample liquidity and flexibility as we continue to execute on our strategic initiatives and deliver further shareholder value.

That is the end of our prepared remarks. Operator, we're ready to take questions. Thank you.

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] First question comes from Scott Stember with C.L. King.
...
Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Good morning, guys, and thanks for taking my questions.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey, Scott.
...
Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Can you maybe talk about, in October, looks like 24% – 25% increase in sales, maybe flesh that out if you were to back out acquisitions just to get a sense of where we are organically? And it sounds like RV and marine are probably the two biggest pieces there.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Well, I mean, for the most part and looking at the fourth quarter and what would lapse, I mean, predominantly most of your acquired sales would be in aftermarket. As we move through Q3, Ciesse, Lewmar, those have all lapsed. So, SureShade and Schwintek would be a couple that elapsed here at the beginning of the quarter, and then really the big ones CURT, which was December 19th, I believe, was that acquisition date.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
So on the OEM side, it looks like mostly organic then.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yes.
...
Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Okay. And Jason, you did allude to the RVIA's new forecast for next year. Could you talk about your thoughts about that? And retail on the RV side, what you expect?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Sure. On the wholesale side, it feels like 508,000 is super attainable. The big question is just the two major issues that we're having right now with supply chain and labor, and you could throw COVID in there, but the OEMs have the orders. Obviously, the trick is just being able to get all the suppliers and all the OEMs on the same page so that we can build all of the industry has orders for. So we feel really strongly about the 508,000 number.

On the retail side, we were just talking about that before the call. And whether the number's 450,000 or 475,000 or even higher, it's hard to say, but it certainly feels like the demands there and all the variables pushing demand higher aren't going away anytime soon. So we feel really comfortable with the retail side. The wholesale side has a little bit of work to do, but we're certainly a lot better today than we were three months ago when the supply chain issue started popping up.
...
Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Okay and just the last question before I jump back in the queue. On the margin side, obviously, even with the supply constraints and labor, you have put up some phenomenal margins. You've already – looks like you're getting pretty close to eclipsing your past peak operating margin of 12%. Just maybe talk about where do you think that can go, maybe in the fourth quarter? And just as we look out the next 12 to 18 months, how to look at the – where that could potentially go?
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah, Scott. It's Brian. The – first and foremost, you've got to talk about the top line. Obviously, Q3 was a tremendous volume quarter. So we're covering up a lot of fixed overheads there. So when you look to the near- term, obviously, we know we have a little bit of seasonality to work through. So, I wouldn't expect our margins to continue to work upwards when we get into Q4. But certainly, when we get back full throttle in Q1, Q2 of next year, I'm not seeing much that's different from where we are today. So, as you start to break that down, you look at our material costs, and our material costs have improved some in the last 12 months, but we've given over $30 million – almost $30 million worth of price reductions to our customers through the indexing arrangements that we have on steel and aluminum. So, I would look at materials as not a significant driver to our margin improvement.

Certainly, on the labor side, we came out of Q2 positioned really, really well, lots of efficiencies. We had consolidated a number of plants. Labor was started out really solid, but now, as everybody's aware, certainly within Elkhart County, labor is somewhat of a challenge. So, we're working a lot of overtime. There are a lot of things that are, I think, I'd call them headwinds in the near-term until we can identify ways to address some of the labor shortages.

Then, when you look at SG&A, our SG&A was a little bit higher in Q3 than what I had originally anticipated. I mean, some of that's a lot of performance-based metrics as we came out of Q2 and now have better visibility after getting through Q3. Certainly, on the performance-based compensation side of things, whether it's equity, bonuses, et cetera, we had a little bit of some additional expense there. And then transportation, transportation, certainly, had been hitting us pretty hard both inbound and outbound just because of a lot of expedited freight costs that we have and just the demand that's there.

So, those are certainly some of the things that I look at as the moving parts and pieces when we go forward. I'm not expecting significant changes here in the fourth quarter other than volumes. I do think the seasonality, you got to take that into account, but I think other than that, we'll continue to address some of the labor challenges and some of the freight issues that we're seeing to help offset some of that.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
And I I'd only add there, the robustness of the aftermarket. Obviously, we're putting up big numbers there and that's driving our margins from – if you look at historical when we didn't have a whole lot of aftermarket versus future where we should have a significant amount of aftermarket, those are pushing margins higher. And we're frankly entering probably the biggest replacement cycles on the RV side we've ever seen with 2016, 2017 units, wholesale units, retail units coming into the replacement cycle. And then, obviously, you can count last year and this year and probably next year as adding to the replacement cycle. So, the aftermarket future looks really solid, which will help margins.

...
Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Just to clarify, Brian, when you were saying margins shouldn't be moving up, I guess, on the gross margin, you were talking sequentially, I imagine, right? I'm just trying to get a sense of year-over-year what kind of expansion we can look for in the fourth quarter.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah, I mean, certainly expansion year-over-year, you're correct, I was talking sequentially. So year-over-year, I do think that we've had a lot of the stuff in play for the last nine to 12 months. So, we're probably seeing a lot of the benefits early on and then especially during Q3 when volumes came back. So, I don't anticipate Q4 being proportionately higher similar to Q3. I think we'll back off of that a little bit just because of some of the cost pressures that we're seeing on labor and freight, if that helps you.
...
Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Yeah. Thank you very much.
...

Operator: Next question comes from Kathryn Thompson with Thompson Research.
...
Kathryn Ingram Thompson
Founding Partner & Chief Executive Officer, Thompson Research Group LLC
Hi. Thank you for taking my questions today. Just first focusing on the demand outlook in the field. We – really, with our quarterly RV dealer surveys, we have come to the conclusion early this year, probably the early 2021, when you could successfully restock the field, but that date seems to be pushed out to later 2021. Wanted to get your thoughts in terms of both inventory levels, which are quite low, and the ability to restock RV dealer inventories. Thank you.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hey, Kathryn, it's Brian. Yeah. Certainly, the picture has changed significantly in the last three months. I think as everyone was a little uncertain on these retail sold units and what that was really going to mean and how long those would play out, at least from our dealer touch points, conversations that we've had, there's still a lot of those presold units moving. So, everything that we're shipping, it doesn't seem that we're getting the jump on inventory rebuild like we normally would by this time of the year. So, probably puts us a little bit further behind. I think it becomes a story of retail demand next year. Like we threw out a little bit ago, if it's a 450,000-unit- type year, that certainly gives us more ability to address the inventory shortage a little bit easier than if it continues to be a 490,000-type year, as an example. That's just making up the, I would suspect, will be 80,000, 90,000 units short, I think. I think there's a real good case for that by the time you get to the end of this year. So, making up that kind of volume in the spring time is probably not likely. You can probably make up half of it or so or maybe a little more. But it just really depends on what retail demand looks like.

...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
And I would just add to that, Kathryn, that the OEMs for the most part, most of them will tell you today that they could stop taking retail orders and have enough production to last them until the fall and next year, which tells you where the inventory position is with a lot of the dealers. And we just feel that the pandemic-related push is going to continue to extend into next year. And there's a lot of great marketing and there's a lot of great stories out there where people are just hearing about the advantages of travel and vacationing with RVs, as you know. So, we expect that to extend well into next year.
...
Kathryn Ingram Thompson
Founding Partner & Chief Executive Officer, Thompson Research Group LLC
That's helpful. And then when you look at the time off for production around Thanksgiving and Christmas, that can vary pretty widely from year-to-year. What are you looking at for this year relative to last year, but also handicapped because you're obviously have a very different type of operations this year because of COVID versus last year?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. So, I'd say that the industry definitely plans on taking less time off this year, both holidays. That's a given. I think the big unknown is supply chain. There's been a lot of start and stops over the last few months with OEMs. So, it doesn't look like it or necessarily feel like it, but there's been a significant amount of days taken by OEMs over the last three months because they just don't have all the – they haven't had all the products they need to run.

So, we don't know how because it's been so spotty. It's hard to tell how that's going to compare to this upcoming quarter. But you could kind of conceivably look at the last quarter as there was several days taken off that wouldn't have been taken off otherwise because of the fact that some of the OEMs didn't have or many of the OEMs didn't have parts to run complete days.
...
Kathryn Ingram Thompson
Founding Partner & Chief Executive Officer, Thompson Research Group LLC
Okay. And a final point on supply chain, I know there's been a great deal of focus on this, but do you feel like it's incrementally better or worse or unchanged relative to, say, six to eight weeks ago?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I'd say incrementally better. I mean, August and September and even into October were very tough months for the industry. But it's the one thing that I keep telling people is the industry is so resilient from the OEM side. I mean, when there's problems, as you know, people around here don't waste time and take action.

So, whether it's getting some of the great suppliers to ramp up capacity so that they can do more or whether it's enabling and finding other new suppliers and vendors that come into the mix, both inside domestically and from a foreign standpoint, there's been a lot of suppliers added over the last few months that are getting ramped up so that we are better prepared to handle the coming demand. So, it's, again, one thing I'd put my money on is the OEM's finding ways, creative ways around the supply chain problem and fixing it fast.

...
Kathryn Ingram Thompson
Founding Partner & Chief Executive Officer, Thompson Research Group LLC
Okay, great. Thank you very much.
...

Operator: Next question comes from Daniel Moore with CJS Securities.
...
Daniel Moore
Analyst, CJS Securities, Inc.
Jason, Brian, good morning. Thanks for taking the questions.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Good morning, Dan.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hey Dan.
...
Daniel Moore
Analyst, CJS Securities, Inc.
Just a couple of follow-ups. Maybe talk to the sustainability of the market share gains. Do you see the opportunity to pick up more share as other suppliers struggle to ramp production capacity in 2021, and any particular products or areas?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Absolutely. There's always when crisis hits, there's always the weakness shows up for those who aren't ready or prepared. And I think that where we've been most prepared is just around culture and team, team-building that we've done over the last couple of decades. We have a lot of the same people at the business today that have been here the last couple of decades. And we're ready for this.

But I'd say that between windows and awnings and chassis, we've been able to pick up some share just because of the – when your competitor or supplier peers don't have the capacity, they can't just pop up a building where we've got 90 facilities worldwide prepared to take on a little bit more capacity.

And when you've got great teams and a good culture, I think it's easier to run extra days and extra shifts. So, that's helped us out a ton to be able to pick that up. We've tried to do it very carefully and not take everything that that's come at us because we've got to take care of our existing customers that have stayed loyal to us first, but we've definitely picked up share in those areas.
...
Daniel Moore
Analyst, CJS Securities, Inc.

Very helpful. And maybe just contrast the inventory situation for marine with that of RV and what that implies for marine shipments in 2021 from your perspective?
...

Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. I think that as we've talked historically, it still rings true. They're different industries. I mean, they're certainly going through the same experience where the lifestyle is very popular. People are – it's their alternative to fly into Europe or wherever they were going before. And people are doing that on boats. They're doing that in RVs. So, same demand profile, same types of stories when it comes to talking to the retail dealerships and the fact that they have little to no inventory.

I think that the one thing that is different though is the production capacity that's there. A little bit more challenging throughout the supply chain as well when you just think about engines and all the components that have to go into a boat, a little bit different than some of these parts and pieces that we're able to put together for an RV. So those capacity – the capacity and the supply chain are both totally different – they're not totally, but very different within the marine space.
...
Daniel Moore
Analyst, CJS Securities, Inc.
Okay. And lastly, the guide implies a ramp in CapEx in Q4, presumably increasing capacity and maybe pulling forward some projects. Just maybe talk about some of the key projects you're working on? And similar levels, so that $50 million to $60 million range for next year seem reasonable or do you see that maybe moving higher, given the really strong demand outlook? Thank you.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. Certainly, we've revised upwards our CapEx expectation for the year a couple times now as things have changed so quickly on us post April. So, we revised up slightly to $50 million to $60 million for this year. There are some projects that we were looking at for 2021 that we've pulled forward, given our current balance sheet and debt position and how positive they look.

So, things like adding additional capacity, having a little bit of redundancy, it's one thing that probably doesn't get recognized as much as it should is the fact that we do make products, the same product in multiple facilities. And when Jason says we're able to react, it's because we can shift production around when others that are focused – maybe on a single site, they don't necessarily have that ability.

So, we have products that we're not exactly where we need to be and we're putting some of that redundancy in place. So, that's pretty significant for us on a go-forward basis.

For 2021, I would expect it to be a little bit higher. We have quite a few opportunities to expand capacity and with some very nice return on investment profile. So we're looking to lay all those out now. Probably don't have a ton to say about it at this point, but I would anticipate us to get back into a more normal range as a percentage of sales, which would probably tell you $80 million-plus as a starting point.
...
Daniel Moore
Analyst, CJS Securities, Inc.
All right.

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

I'd just add to that, Dan, real quick. Back in, I don't remember if it was 2017 or 2018, but we had $120 million in CapEx, one of those two years, and we've changed the process quite a bit since then. And we were probably
$0.75 billion less in revenues when we had that. So I'd tell you that our CapEx process is as efficient as it's ever been.
...
Daniel Moore
Analyst, CJS Securities, Inc.
Perfect, very helpful. Thank you, both. And good luck on Q4.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Thanks, Dan.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Thanks.
...

Operator: Next question comes from Fred Wightman with Wolfe Research.
...
Frederick Wightman
Analyst, Wolfe Research, LLC
Hey, guys, good morning. I just wanted to circle back on the October sales trends. Is that really just the supply chain disruptions showing up on the RV side of the business? And if it is, is that really just a deferral and timing issue, or is it something else?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I think part of it is if you look at September over September, you'd see probably a bigger increase because of the
– when we have this – typically have the shows and model change, you see the OEMs and the dealers really flow up on new product, trying to drain the previous model year. So I'd say that's why the September's probably – the comp is probably a little bit bigger there.

But in terms of October, I think part of it's just that and coupled with the fact that there's the situation with – losing my train of thought here, but the – all the days down that we had with different product lines. So, we had several customers in October take multiple days down, almost like days off, because they didn't have supply of product.

So had – I think the short answer is had the industry been able to ship 100% of what they had orders for in October, the number would have been significantly higher. But that'd probably be the best way I can put it.
...
Frederick Wightman
Analyst, Wolfe Research, LLC

Sure. That's super helpful. And just to follow up on that last point about the days closed. I mean, was that largely concentrated in the beginning part of the month? Has it sort of abated a little bit or is it still sort of something you guys are contending with here into the latter part of October as well, too?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

I'd say it peaked in the middle part of the month. The back part of the month felt a little bit better and it feels better going into November. So, I don't expect as many issues. But I can't speak for all the supply base out there that are having the issues. It seems like three issues get taken care of in a month and then a new one pops up. And one component unfortunately can stop an OEM from shipping product. And that's kind of what we're seeing there.
...
Frederick Wightman
Analyst, Wolfe Research, LLC
Perfect. Thanks a lot, guys.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. Thanks.
...

Operator: Next question comes from Bret Jordan with Jefferies.
...
Mark Jordan
Vice President, Jefferies LLC
Good morning. This is Mark Jordan on for Bret.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey.
...
Mark Jordan
Vice President, Jefferies LLC
Most of my questions have been asked here, but I guess thinking about M&A. I understand the company's been more focused on diversification maybe outside of the RV industry in recent years. But how do you see opportunities right now, I guess, within the industry? How do you view conditions? And then also, I guess, outside of the industry.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Well, outside the core RV business, I mean, obviously, when we talk about marine, it's just as solid as RV's. They tend to move a little bit slower, but they've got just as much demand there and we've got a big shot at taking market share in those areas.

On the adjacent side, we talk about cargo trailers and utility trailers and commercial trailers being a 600,000 unit market, and we're constantly looking at content in those areas. Axles and suspensions are a big opportunity for us there because we still only have probably 35% or so of the market. So, there's a big chunk of it left for us to go after. And we've been going after that market share over the last five, six years pretty heavy.

And then we're focused on that replacement cycle for the aftermarket as we continue to talk about the number of units in that replacement cycle from 2016 forward is just a huge number. So, there's all sorts of aftermarket component opportunities. And then, we continue to develop new products specifically for the aftermarket, which is relatively new in the last couple of years. So, we're developing products and components specifically for our aftermarket customers and partners there that prior to a couple of years ago we were only looking at developing existing OEM components into the aftermarket. And Europe's going to continue to grow.

So those are the constant buckets that we've got. We're just looking for more content in those buckets and I think that there's a lot of upside in the non-RV space.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
And I guess I would add, Mark, from a liquidity perspective, we're in a great position. Certainly, when the pandemic hit, our leverage went the wrong way. But now with the results what we've seen in the past six months or so, it's – we've made a huge impact on to reduce the leverage position. As I said in my prepared remarks that we're at about 1.7 times on a pro forma basis, that includes all 12 months of the acquisitions that we have.

So, liquidity is in a great position, ready to capitalize on any opportunity that presents itself. I think that the one thing that's maybe, as we went into this pandemic, I think there might have been an expectation that it could be similar to in 2008, 2009, where there's a lot of opportunities that present themselves. I think there are opportunities presenting themselves, but it's quite a bit different, given our industries are at record highs and the multiples that I think everyone would be anticipating as opposed to some of the really nice bargains that you may find when you look back at maybe a deeper recession like 2008, 2009.
...
Mark Jordan
Vice President, Jefferies LLC
Okay, great. Thank you very much.
...

Operator: Next question comes from Alice Wycklendt with Baird.
...
Alice Linn Wycklendt
Analyst, Robert W. Baird & Co., Inc.
Yeah. Good morning, gentlemen. Hoping you can just touch on CURT a bit more coming up on a year of owning that. What have you learned from the acquisition? Sounds like it's gone very well. And then, what do you see as the biggest opportunities for CURT from here?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. So, it has been great. I mean, we didn't obviously anticipate the COVID situation, but their products fell perfectly into that outdoor segment once outdoors became really popular as a result of all the pandemic-related sales we've seen pushed in that area. They haven't been able to keep up their largest categories, hitches and towing. So, all the people that went out and purchased bikes and other things that they wanted to carry with them on their car to take on a little road trip or a vacation, and I think 97% of Americans took their – used their car on their vacations this year. So, they haven't been able to keep up on hitches and the demand is still there. I think for October, they exceeded forecast significantly.

So, in terms of product lines, I mean, they've got a real robust innovation department based out of Wixom, Michigan with a great engineering team. And they've got several things that they're getting ready to launch this next year. And when you look at their competitors, there just isn't a lot of things going on in that realm. So, it gives us a better chance of – CURT a better chance of really exceeding expectations on the innovation of new products category than anybody else in their area. So, that'd be kind of how I would answer that.
...

Alice Linn Wycklendt
Analyst, Robert W. Baird & Co., Inc.
Yeah. Thanks. And then, I think you noted that growth in Europe had kind of caught up to the US in the quarter after remaining depressed for a little bit longer. But we've seen additional headlines of lockdowns in Europe. Do you expect any impact on your production in Europe as a result?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. I think it's kind of a wait and see right now. We know that the – like the US, their cases are ramping up a little bit and they're trying to figure out, by country, how to deal with those. I mean, my guess would be that they're going to take a different approach than they did back in late March, April as opposed to shutting everything down like the US, say, look, we've learned a lot, we feel a lot more comfortable on how to deal with any kind of ramp-up in cases. And that's kind of what we expect is that they'll – they might, worst case, get to essential businesses status and let the businesses run and people work and not completely shut the countries down. I mean, that would be the likely scenario. So – but we're still waiting to kind of jury's out on that right now.
...
Alice Linn Wycklendt
Analyst, Robert W. Baird & Co., Inc.
Okay. And then, Brian, I think you noted that entry-level – kind of the shift toward entry-level units have pressured your content growth by, I think, 3 percentage points. Could you confirm that number? And then if that's correct, how long do you expect that to persist here?
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. I think we've been saying for years now, probably at least five years, that this strong push towards entry- level products is certainly negatively impacting our content per unit. I just never really put a number to it. So, you're correct. That's what I said. It's almost 3 percentage points, that is a headwind to us within that content per unit, which gives you an idea of the type of wins that we're seeing, puts us more in that 8% to 9% type range, which is phenomenal given all the issues that our teams are currently dealing with.
...
Alice Linn Wycklendt
Analyst, Robert W. Baird & Co., Inc.
That's great. Well, thanks. That's all for me. Go ahead, sorry.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
No, I was going to say, one of the things on the CURT question you asked that had come to mind was just the synergies we've got between the RV business, on the LCI side and CURT, I mean, CURT did not sell into the RV dealer space that much. And we're having tremendous success there growing the CURT hitch and towing brands and the other related brands that CURT has in the RV dealership. So we've got the strongest relationships in the industry. So, that'll continue to grow as well or help CURT grow.
...
Alice Linn Wycklendt
Analyst, Robert W. Baird & Co., Inc.
Great. Thanks, gentlemen.
...
Brian Michael Hall

Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. Thanks.
...

Operator: Next question comes from Shawn Collins with Citigroup.
...
Shawn Collins
Analyst, Citigroup Investment Research
Great. Thank you. Good morning, Jason and Brian.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Morning.
...
Shawn Collins
Analyst, Citigroup Investment Research
Nice to speak with you. Hey, my question is kind of on cost and specifically around the freight issue that you referenced. I just wanted to ask if you could compare and contrast this to kind of the same issue that we saw in 2018 when freight costs kind of rose somewhat unexpectedly, and if you can just compare and contrast kind of the scale? And also, if you're seeing any markedly different issues with freight in October, given that we're obviously in the midst of holiday season and we're also kind of in the midst of a COVID kind of ramp and some people stocking or restocking things like that? So any commentary would be helpful. Thank you.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I don't think there's a significant comparison on 2018. Are you talking about over the road freight?
...
Shawn Collins
Analyst, Citigroup Investment Research
Yes, I am.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. So, most of the freight increase we're seeing is just on overseas freight. That's what – one of the big areas that's ramped up is just the container costs because there's just a limited supply of freight and then COVID slowed things down from foreign countries and even our country to get into the country. So, over the road freight's up, but I don't know let's – our bigger one is just overseas freight. That's probably the big. Brian, do you have anything to add there?
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah, I mean, as Jason said, we're seeing it everywhere. It is more concentrated in the overseas freight. But I would characterize a lot of it as there's – I don't want to – this might not be the best term to use, but it's a bit chaotic. You've got a huge ramp up in the industry from zero to 100 mile an hour. And so, orders are changing, coming in at a pretty rapid pace. And so, there's a lot of expedited freight costs to just make sure that, hey, I mean, we've been pretty committed. We don't want to be a supplier that causes an issue. So, we are spending expedited freight costs to get product here on time. I think the challenge is that you'll start to see now are things around the Chinese New Year, everybody, not just our industry but every industry will start to increase their orders to bring in products to be able to endure that holiday. So, you'll start to see that play out here during the fourth quarter as companies try to prepare for that.

So, I'm sure that will continue to drive increased costs as the demand is far outpacing some of the supplies on containers and just shipments, ships and the efficiencies at the docks, both outbound and inbound, I mean, there's a lot of issues within that space.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
And it feels like the chaotic period somewhat stabilized. I mean, it was really hectic from the May to October timeframe and it feels like things are – that's when we saw the big ramp-up. We don't expect to see another major ramp-up there on freight.
...
Shawn Collins
Analyst, Citigroup Investment Research
Okay. That's great. That's very helpful. Great. That's all for me. Thank you for the time and insight.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Thanks.
...

Operator: Next question comes from Steve O'Hara with Sidoti & Company.
...
Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Hi. Good morning. Thanks for taking the questions.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey, Steve.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hey, Steve.
...

Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Hi. I guess just quickly, I don't know if you mentioned it, but maybe I missed it. On the – within the motorized OEM sales, it looks like, I think, was up 20%. Wholesale was kind of about 5%, I think, in the period. Is that Europe that
– was there an acquisition in there or something else, or what else was driving that maybe?
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

No, no acquisitions impacting those. It's – our sales within the motorhome category, because, keep it in context, it's only about 20% of the industry shipments here. So, they can change up their production schedules pretty significantly that has an impact on, at least, our content per unit. So, you can see some – a little bit of volatility in our sales within that category. And I think that's driving some of our content gains right now.

As Jason and I were talking through this earlier, a lot more products were slide outs. You'll hear me talk a lot about shift to Class Cs, but then I'll always talk about shift towards entry-level Class Cs that don't have a whole lot of content on them. I think we've started to see some of that shift a little bit back the other direction where you've got some larger Class Cs that at least went through in more recent production. And that's helping to drive some of our content gains.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
And it feels like the motorhome...
...
Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
...motorhome OEMs were a little bit behind some of the trailer ramp-up. So, it definitely feels like, right now, today, the motorhome manufacturers are moving a little bit faster than what they were a few months ago in terms of building more product.
...
Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. All right. No, that's helpful. And then maybe just within aftermarket, I mean it looked like margins improved pretty nicely year-over-year. And I'm just wondering, was CURT – I think CURT came in with margins below your average in that segment and there was talk of moving that towards the corporate average. Can you just talk about where you are in that process and maybe how much opportunity there is for upside from continuing on that process?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah, I think that the biggest opportunity for CURT is just the competitive landscape. I mean, they really do very well in their market segment and all the key areas that they play in significantly around hitch and towing products. So, a lot of that depends on all this added market share that's come. Obviously, there's a little bit more flexibility with prices we've taken on some new customers. Some of that's e-com, some of that's direct-to-consumer, some of that's the installers and some of the commercial fleet people.

So, because they're such a strong and evident choice in those markets, I think it gives them a little bit more flexibility with price. It's not something where we just take on an acquisition and start moving prices to get things closer to our average. When the opportunity is there, we'll certainly take it. But they build a lot of complex products and they're innovating a lot. So, the more we can help them innovate and create products that are different than what's in the market and maybe have added features and values that are different than the market, that's where you can really bolster the margin momentum. So, that's what we're pushing them towards and they're doing a really good job there.

...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
And Steve, I would add, it still rings true what we've been saying for a while now. We've identified 2% to 3% of sales – of cost synergy opportunities for them. We've probably landed – it's approaching 2% at this point or somewhere in between 1.5% to 2% of improvement, locking in those synergies on a forward basis. So, we've definitely seen tremendous improvement within their margins.

Tough problem to have, so is our legacy aftermarket business. So, our legacy aftermarket business has improved their profit margins significantly as well. So, the CURT business still does kind of hold back that margin some, but we've made tremendous progress in both categories to contribute to that margin improvement.
...
Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. And then, maybe just on the kind of commentary on sales. I think you said October was up 25%. And I'm just kind of wondering, I mean, it would seem like the aftermarket growth should be significant with CURT. I think that was acquired, I think you said December 17th or 19th. So, it just seems like there's a bit of a deceleration, I guess, in growth on the RV side. And I assume most of that's kind of seasonality and things like that. Is that fair to say? I mean, it seems like, obviously, dealer inventories are low, things like that. And obviously, people are kind of concerned about supplier issues and things like that. But is it mostly seasonality that's the driver?
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. I would characterize it as seasonality and then us being conservative to acknowledging the issues that many of our industries are facing right now. I would say, Europe, we would – we think there's a lot of uncertainty there. So, our growth rates that we're at least projecting at this point are a little bit of a deceleration. Certainly, as we discussed with on RV and marine, you have the holidays that we didn't have in Q3, so that's certainly going to impact some of the growth rates there.

And so, I think that the one category is not the most significant for us, but if you look at some of the other product categories, things like manufactured housing or commercial vehicles, some of those markets are actually down right now. Our manufactured housing is on the uptick. I think for the full year, it'll probably end up pretty close to flat, but it is on a year-over-year growth pace right now and we're expecting that to continue into 2021. But some of those other product categories have decelerated for sure, mainly things like commercial vehicles, school buses, things like that. Their production rates have slowed post pandemic.
...

Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. All right. Thanks for taking the questions. Appreciate it.
...

Operator: Last question comes from Brandon Rollé with Northcoast Research.
...
Brandon Rollé
Analyst, Northcoast Research Partners LLC
Good morning and congrats on the strong results.
...

Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Thanks, Brandon.
...
Brandon Rollé
Analyst, Northcoast Research Partners LLC
I was just going to ask you. Could you comment on used inventory levels you're seeing within the dealer channel right now for RV? And then, also the second question, kind of looking into the beginning of 2021, the potential for maybe not all retail shows happening. Do you think that would have an impact on the industry or not? It seems like dealers have been able to overcome the absence of retail shows throughout this fall.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. Without some of the data around used, I mean just taking anecdotal conversations from a lot of the dealer partners that we talked to feels like those inventories are low right alongside the new inventory. So, they're selling just about everything that they can get their hands on.

I don't know that that'll change much, but it's a good problem for our industry to have. Again, I think that's one of the reasons our aftermarket business is doing well is because a lot of used units are getting sold out there. And when people buy used unit, they're typically replacing furniture and mattresses, things like that, which we sell a lot of in the aftermarket business.
...
Brandon Rollé
Analyst, Northcoast Research Partners LLC
Okay, great. And on the retail shows at the start the year?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah, sorry. On the retail shows, I don't think that that's going to impact things one way or the other. I mean the demand is heavy. And some of the dealers are getting creative and doing their own shows. So, instead of going to a show that's being done for a region, the dealers are having their own their own shows and inviting people and finding ways to get the word out. But given the fact that there's a lot of word and chatter around how RVs are a real safe choice or a safe way to control your vacation or your trip, that word has gotten out through RVIA marketing, through just social media and other things. And I think dealers have a really easy time selling units right now because the phones are ringing. And I don't think it's going to stop in the near future. So I don't think the retail shows, if they all don't happen, it's going to be a huge issue for us.

...
Brandon Rollé
Analyst, Northcoast Research Partners LLC
Thank you.
...

Operator: And at this time, I will turn the call over to Mr. Lippert for closing remarks.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Yeah. We're really excited about the record retail and wholesale demand that we've seen this year. We're super excited to present our fourth quarter earnings call in a few months. So, take care and we'll see you next time. Bye- bye.
...

Operator: This concludes today's conference call. You may now disconnect.

Disclaimer
The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR RE VENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.

The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2020 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

Editor

Company disclaimer

Forward-Looking Statements

The audio events contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this audio events that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to the Company's future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, and financial condition, liquidity, consumer demand, integration of acquisitions, R&D investments, and resumption or suspension of normal operations, whenever they occur in this audio events are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this audio events, the impacts of COVID-19, or other future pandemics, on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this audio events are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.